Exhibit 10.53

PLEDGE OF SHARES AGREEMENT

BETWEEN

SINSIN EUROPE SOLAR ASSET LIMITED PARTNERSHIP

&

SINSIN SOLAR CAPITAL LIMITED PARTNERSHIP

&

SPI CHINA (HK) LIMITED

&

SOLAR POWER, INC

&

VELTIMO LIMITED CYPRUS

&

ASTRAIOS ENERGY SA

5th September 2014

An agreement (hereinafter referred to as the “Agreement”) is entered into this 5th day of the month of September of the year 2014.

BETWEEN on the one part:-

Sinsin Europe Solar Asset Limited Partnership, a limited liability partnership registered in the Cayman Islands, bearing registration number 70887, and having its registered address situated at Suite 716, 10 Market Street, Grand Cayman KY1-9006, Cayman Islands, being duly represented hereon by its director ________________, holder of _________ Chinese passport number ___________ (hereinafter referred to as the “Vendor SES”);

&

Sinsin Solar Capital Limited Partnership, a limited liability partnership registered in the Cayman Islands, bearing registration number 70738, and having its registered address situated at Suite 716, 10 Market Street, Grand Cayman KY1-9006, Cayman Islands, being duly represented hereon by its director ________________, holder of _________ Chinese Passport number ___________ (hereinafter referred to as the “Vendor SSC”);

(Vendor SES and Vendor SSC shall hereinafter be collectively referred to as the “the Vendors”.)

AND on the second part:

SPI China (HK) Limited, a company registered in Hong Kong, bearing company registration number 1576998, having its registered address situated at RM 1702, 17/F, Tung Hip Commercial Building, 248 Des Voeux Rd Central, Hong Kong, being duly represented hereon by its director Xiahou Min, holder of Chinese passport number G55871732 (hereinafter referred to as the “Purchaser One”);

&

SOLAR POWER, Inc., a company registered in the State of California, USA, bearing company registration number 20-4956638, having its registered address situated at 201, California St, Suite 1250, San Francisco, California 94111, United States of America being duly represented hereon by its director Xiahou Min, holder of Chinese passport number G55871732 (hereinafter referred to as the “Purchaser Two”).

(Purchaser One and Purchaser Two shall hereinafter be collectively referred to as the “Purchasers”.)

AND on the third part:

Veltimo Limited, a limited liability company, duly incorporated and existing under the laws of Cyprus, with registered offices at in 31 Evagorou Avenue, Evagoras Court, 4th floor, flat/office 41-42, 1066, Nicosia, bearing company registration number HE 323916, being duly represented hereon by its director ________________, holder of _________ passport number ___________ (hereinafter referred to as the “Pledgor”);

AND on the fourth part:-

Astraios Energy SA, a company registered in Greece, bearing company registration number 124403101000, and having its registered address situated at 38 Possidonos Avenue Athens Greece, being duly represented hereon by its director ________________, holder of _________ passport number ___________ (hereinafter referred to as the “the Company”).

(Vendor SES, Vendor SSC, Pledgor and the Company shall hereinafter be individually referred to as a “Party” and collectively referred to as the “Parties”.)

WHEREAS:-

(A)

Vendor SES is the registered owner of ninety-nine thousand nine hundred and ninety-nine (99,999) Ordinary “A” shares having a nominal value of one Euro (€1) each, fully paid up, in Sinsin Renewable Investment Limited, a limited liability company registered in Malta, bearing company registration number C60350, and having its registered address situated at 192, Old Bakery Street, Valletta VLT 1455, Malta;

(B)	Vendor SSC is the registered owner of one (1) Ordinary “B” Share having a nominal value of one Euro (€1), fully paid up in Sinsin Renewable Investment Limited;

(C)

Sinsin Renewable Investment Limited has, at the date hereof, an issued share capital of one hundred thousand Euro (€100,000) divided into ninety-nine thousand nine hundred and ninety-nine (99,999) Ordinary “A” shares having a nominal value of one Euro (€1) each, fully paid up, and one (1) Ordinary “B”Share having a nominal value of one Euro (€1), fully paid up;

(D)

The Vendors want to sell and transfer their entire respective shareholdings in Sinsin Renewable Investment Limited, to the Purchasers which want to acquire the Sinsin Renewable Investment Limited’s Shares;

(E)

The Vendors have agreed to sell Sinsin Renewable Investment Limited’s Shares to the Purchasers, subject to the Warranties given by the Vendors in respect of the above Shares and under the terms and conditions as set forth in the Share Sale and Purchase Agreement (hereinafter referred to as the “SSPA”), as well under the terms and conditions of the present Pledge of Shares Agreement ;

(F)

The Purchasers have agreed to purchase the Sinsin Renewable Investment Limited’s Shares and to assume the rights and obligations imposed under this Agreement and the SSPA, and the Vendors have agreed to assume the obligations imposed on them under this Agreement and the SSPA;

(G)

Pledgor is an outer affiliate company of the Vendors and of Sinsin Renewable Investment Limited and therefore is ultimately affected by the SSPA and has a legitimate interest to be part of the present agreement;

(H)

Pledgor is the sole shareholder of the Company who is the owner of 3 PV Parks in Greece, under the names “ASTRAIOS KAVALAS” of 1,99 MW capacity, “ASTRAIOS PELLAS” of 4,48 MW capacity, and “ASTRAIOS PREVEZAS” of 1,99 MW capacity;

(I)

The Company has, at the date hereof, an issued share capital of 94.230 Euros, divided into 9.423 ordinary shares with the nominal value of 10 Euros each. (hereinafter referred to as the “Pledged Shares”);

(J)

The Vendors and the Purchasers have entered into the SSPA bearing the same date of this Agreement, by virtue of which the Vendors have sold and transferred their entire respective shareholdings in Sinsin Renewable Investment Limited to the Purchasers;

(K)

By virtue of the SSPA the Vendors and the Purchasers have agreed that the consideration payable by the Purchasers under the SSPA to the Vendors, each in their respective proportions, for the purchase of the Sale Shares is an amount equivalent to seventy million six hundred sixty thousand Euro (€70,660,000), payable in cash or kind instalments as stipulated in the SSPA, the final instalment falling due on the 20th day of June of the year 2016;

(L)

The Purchasers, in order to secure the Secured Obligations (as defined below), have agreed to enter into this Agreement along with the Vendors and the Pledgor, so that all the shares in the Company are pledged by the Pledgor in favour of the Vendors;

(M)

The Pledgor has agreed to pledge the Pledged Shares to the Vendors and to procure the delivery of the share certificates and other documents (evidencing title in the Company) in respect of the Pledged Shares to the Vendors in accordance with the terms of this Agreement; and

(N)

The Parties are, therefore, entering into this Agreement so as to establish and regulate in detail the terms and conditions under which the Pledge, as defined below, of the Pledged Shares shall take place and under which the release and termination of such Pledge shall be effected.

DEFINITIONS:-

(i)	Words and expressions used in this Agreement in their capitalised form shall, except where the context otherwise requires and except where otherwise defined herein, bear the following meanings:

“Effective Date”	shall mean the date of this Agreement;

“Enforcement Event”	shall mean the occurrence of an Event of Default which is continuing after ten (10) calendar days giving by the Vendors, or either of them, of a Notice of Default to the Purchasers, or either of them;

“Event of Default”	shall mean any breach of, or termination event, or default, or event of default under the SSPA or this Agreement by the Pledgor, by the Purchasers under the SSPA, or any one of them;

“Notice of Default”	shall mean a written notice, given by the Vendors, or either of them, to the Pledgor, or the Purchasers or to either of them, specifying an Event of Default;

“Notice of Enforcement Event”

shall mean a written notice given by the Vendors or either of them, to the Pledgor, or to the Purchasers, or to either of them, simultaneously with or after the Notice of Default, specifying that an Enforcement Event has occurred;

“Pledge”	shall mean the Pledge being granted by the Pledgor, in favour of the Vendors, over the Pledged Shares in accordance with the terms of this Agreement;

“Pledged Shares”	shall mean all and one hundred percent (100%) of the shares in the Company, together with all the rights arising there from or in connection therewith, whether involving receipt of money or otherwise;

“Secured Obligations”

shall mean the obligations of payment of the consideration for the Sale Shares, undertaken by the Purchasers under the SSPA and hereby acknowledged by the Pledgor, in favour of the Vendors, in terms of the SSPA;

“Sale Amount”

shall mean the consideration payable by the Purchasers under the SSPA to the Vendors, for the purchase of the Sale Shares which is an amount equivalent to seventy million six hundred sixty thousand Euro (€70,660,000), payable in cash or kind instalments as stipulated in the SSPA;

“SSPA”	shall mean the Shares Sale and Purchase Agreement entered into by and between the Vendors and the Purchasers, and bearing the same date of this Agreement;

(ii)	References to recitals, clauses and schedules are to recitals to, clauses of, and schedules to this Agreement;

(iii)	The headings to clauses shall not affect their interpretation;

(iv)	Words importing the singular include the plural and vice-versa; words importing a gender include the male, female and neuter gender;

(v)	A reference to any statute or statutory provision shall be construed as reference to the same as it may have been amended up to the date of this Agreement; and

(vi)	Any provision of this Agreement which is expressed to bind more than one person shall, save where inconsistent with the context, bind them jointly and each of them severally.

1.	Pledge

1.1	The Pledgor hereby pledges with effect from the Effective Date, in favour of the Vendors, who accept, the Pledged Shares as security for the due and punctual payment of the Secured Obligations.

1.2

In constitution of the Pledge, the Pledgor shall within ten (10) calendar days from the Effective Date, deliver the share certificates relating to the Pledged Shares to the Vendors, who accept to hold the Pledged Shares and certificates under the terms hereof.

1.3	The Parties expressly agree that the Pledge is being granted to the Vendors as security for the Secured Obligations.

1.4

The Pledge confers upon the Vendors the right to obtain payment out of the Pledged Shares with privilege over other creditors as provided by Greek law and a right of retention over the Pledged Shares which entitle the Vendors to retain the benefits under this Agreement until such time as the full amount of the Secured Obligations shall have been paid in full.

1.5

Subject to the terms and provision this Agreement, the Pledge shall extend to and include all dividends and all shares (and dividends in respect thereof), rights, monies or other property accruing or offered at any time by way of redemption, substitution, bonus, preference, option or otherwise to or in respect of any of the Pledged Shares and all allotments, accretions, offered and other rights, benefits and advantages whatsoever at any time accruing, made, offered or arising in respect of any of the Pledged Shares.

1.6

Nothing in this Agreement shall be construed as placing on the Vendors, or either of them, prior to the eventual disposal or appropriation of the Pledged Shares, any liability whatsoever in respect of any calls, instalments or other payments relating to any of the Pledged Shares or to any rights, shares or other securities accruing, offered or arising as aforesaid, and the Pledgor and the Purchasers shall at all times indemnify and hold harmless the Vendors against and from all demands made against either the Pledgor or the Pledged Shares, payments made by it, and costs, expenses, damages, losses or other liabilities incurred or suffered by it at any time in respect of any such calls, instalments or other payments as aforesaid.

2.	Representations and Warranties

2.1	The Parties hereby represent and warrant to one another that:

2.1.1	The Company has not issued any shares or stocks to any person other than the Pledged Shares;

2.1.2	All rights arising from or in connection with the Pledged Shares are exercisable in the interest of the Vendors strictly in accordance with the terms of this Agreement; and

2.1.3	None of the Pledged Shares are affected by or the subject of a precautionary or executive warrant of seizure issued by the Courts of Greece.

2.2	The Pledgor and the Purchasers further represent and warrant to the Vendors that:

2.2.1

The execution, delivery and performance of this Agreement by the Pledgor and the Purchasers do not and shall not contravene or conflict with, or otherwise result in a violation of, the Company’s Memorandum and Articles of Association.

3.	Covenants

3.1	The Pledgor and the Purchasers agree with the Vendors and covenant:

3.1.1	To warrant and to defend the right title and interest of the Pledgor and the Vendors in and to the Pledged Shares against the claims and demands of all persons whomsoever;

3.1.2	That the Purchasers and the Pledgor will, within ten (10) calendar days from the Effective Date, update the Company’s book of shares of this Pledge upon the execution of this Agreement;

3.1.3

To procure that no amendment or supplement is made to the Company’s Memorandum and Articles of Association which has a material adverse effect on the security granted by this Agreement and/or on the performance by the Pledgor of its obligations under this Agreement or on the rights and remedies of the Vendors under this Agreement;

3.1.4

That the Pledge will be recorded in the Register of Shareholders and that any share certificates issued throughout the duration of this Agreement and any entry in the Register of Shareholders of the Company on the Pledged Shares will have an annotation referring to the Pledge in the form set out in Annex 1;

3.1.5

That it shall not alienate or dispose of, in any manner whatsoever, the Pledged Shares, whether in whole or in part, or of any of the assets of the Company without the prior written consent thereto of the Vendors, or either of them in respect of their respective portion; and

3.1.6	That it shall not take or omit to take any action which will or might impair the value of the Pledged Shares.

3.2	The Pledgor hereby undertakes to deliver to the Vendors within ten (10) calendar days from the Effective Date the following:

3.2.1	All existing Share Certificates in respect of the Pledged Shares, duly annotated in the form set out in Annex 1;

3.2.2

A certified true copy of an extract of the Register of Shareholders of the Company and of the Company’s book of shares, confirming that the Company has recorded the Pledge of shares in accordance with the terms of this Agreement.

4.	Termination and Release of Pledge

4.1	The Parties agree that the Pledge constituted is a continuing security for the due and punctual payment of the Secured Obligations, and subject to the terms of this Agreement.

4.2	The Vendors shall release the Pledged Shares from the Pledge as follows:

4.2.1

On the 30th day of the month of November 2015 and upon payment by the Purchasers in terms of the SSPA, of forty percent (40%) of the Sale Amount in cash and thirty percent (30%) of the Sale Amount in stock, in terms of the SSPA, the Vendors shall release the Pledged Shares from the Pledge.

4.3	Upon the lapse of ten (10) calendar days from the payment in terms of sub-clause 4.2 hereof, the Vendors shall:

4.3.1

Release all documents held by them vis-à-vis the Pledged Shares so released to the Purchasers and the annotation of the share certificates pertaining to the Pledged Shares so released shall be cancelled, and this for no consideration other than the refund of expenses incurred and fees due and payable by the Purchasers to the Vendors in advance for carrying out of the obligations by the Vendors set out and in terms of this Agreement; and

4.3.2

On a specific request in writing made by the Purchasers, or either of them, file the necessary documentation, with respect to the percentage of the Pledged Shares so released in terms of sub-clause 4.2, at the Register of Shareholders of the Company and of the Company’s book of shares.

5.	Voting Power, Dividends, and Other Rights

5.1	Prior to an Enforcement Event, the rights pertaining to the Pledged Shares shall be exercised as follows:

5.1.1

The Pledgor may exercise all voting and/or consensual rights and powers pertaining to the Pledged Shares or any part thereof for all purposes, provided that they shall do so subject to the terms of this Agreement and, at all times, in a manner which does not adversely affect the validity or enforceability of the security granted by this Agreement or cause an Event of Default to occur, or any event that may adversely affect the value of the Pledged Shares or that may, in any way whatsoever, be deemed prejudicial to the Purchasers;

5.1.2

The Pledgor may not withdraw any monies generated by or otherwise pertaining in any manner whatsoever to the Company, until the Sale Amount has been fully and duly paid in accordance with the terms stipulated in the SSPA;

5.1.3

The Pledgor shall not be entitled to any dividends distributed by the Company in respect of the Pledged Shares, or to any receivables of the Company or its subsidiaries, if any, until the Sale Amount has been fully and duly paid in accordance with the terms stipulated in the SSPA;

5.1.4

All capital distributions paid on the Pledged Shares upon the reduction of capital or redemption of any Pledged Shares, shall be received by the Vendors to be held as security of the Pledgor’s and the Purchasers’ obligations or otherwise applied as may be agreed with the Vendors.

5.2

Without prejudice to the rights and remedies of the Vendors under Clause 7 hereof, upon an Enforcement Event, the Vendors shall be immediately vested with all rights pertaining to the Pledgor under the Pledged Shares, and in particular, without prejudice to the generality of the foregoing:

5.2.1	All dividends due on the Pledged Shares shall be paid to and shall be received by the Vendors which shall apply the same towards reducing the Secured Obligations.

5.2.2	All voting and other rights and powers attaching to the Pledged Shares shall vest in the Vendors, who shall exercise such powers for the purposes of, and in accordance with the terms of, the Pledge;

5.2.3

All capital distributions paid on the Pledged Shares upon any reduction of capital or redemption of any Pledged Shares shall be received by the Vendors which shall apply the same towards reducing the Secured Obligations; and

5.2.4	All notices of meetings required by Greek law and/or the Company’s Memorandum and Articles of Association shall be sent to the Vendors who shall have the right to attend and vote at same itself.

5.3

Subject to the terms of this Agreement, upon an Enforcement Event and in so far as it is necessary and for the purposes of conducting business at any general meeting of the Company, the Pledgor shall irrevocably confer on the Vendors, who accept, the rights to receive and waive notice of, attend and vote at any meeting of the Company in respect of the Pledged Shares and, the Pledgor shall irrevocably recognise these rights of the Vendors.

5.4

The non-exercise or partial exercise by the Vendors of any of its rights, powers or remedies under this Agreement, even after Notice of Enforcement Event has been issued, shall not imply or operate as a waiver thereof on the part of the Vendors and the granting of any new authorisations or permissions to the Pledgor by the Vendors after any Enforcement Event has taken place shall not operate as a waiver of any right or remedy hereunder, nor shall it preclude any other or further exercise thereof.

5.5	The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

6.	Responsibility for Commercial Operations

6.1

The Parties agree that until such time as there is an Enforcement Event, the Pledgor shall be fully responsible for the continuing commercial operations of the Company and shall ensure that all agreements and laws binding the Company shall be observed through the Board of Directors of the Company. Without prejudice to its rights hereunder, the Vendors shall under no condition be responsible for the commercial operations of the Company.

6.2

The Parties agree that the powers conferred on the Vendors hereunder are solely to protect its interest in the Pledged Shares and shall not impose any duty upon them to exercise any such powers. Except for the accounting for monies actually received by it hereunder, the Vendors shall have no duty as to any Pledged Shares, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters in connection with any Pledged Shares (whether or not the Vendors have or are deemed to have knowledge of such matters), or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Pledged Shares. The Vendors shall exercise reasonable care in the preservation of the Pledged Shares and the Vendors shall be deemed to have exercised reasonable care in the preservation of any Pledged Shares in their control if such Pledged Shares are accorded treatment substantially equal to that which the Vendors accord their own property. For the avoidance of doubt, it is expressly agreed that prior to an Enforcement Event, if the Pledgor requires the Vendors’ permission to undertake any act in respect of the Pledged Shares, the Vendors shall not unreasonably withhold such permission.

7.	Remedies

7.1

Following an Enforcement Event and issuing of a Notice of Enforcement Event, the Vendors may exercise in relation to any and all of the Pledged Shares all the rights and remedies possessed by them under this Agreement or granted to them by law or otherwise and in particular:

7.1.1	Apply to the Secured Obligations the unappropriated cash (if any) then held by them as security hereunder;

7.1.2

Exercise all rights relating to the Pledged Shares without limitation, including appointing proxies, calling meetings, removing directors, approving or otherwise accounts, increasing or reducing capital, purchasing or selling assets, declaring dividends, undertaking or repaying loans or other indebtedness and other actions which in their sole and absolute discretion is deemed necessary to preserve the value of the Pledged Shares;

7.1.3	Appoint directors and officers of the Company;

7.1.4	Dispose of or appropriate and acquire the Pledged Shares in accordance with Greek law;

7.1.5

Where applicable, dispose of, or appropriate and acquire, the Pledged Shares and/or set off the value of the Pledged Shares against, or apply the value of the Pledged Shares in discharge of, the Secured Obligations, in accordance with Greek law. The value of the Pledged Shares for the purposes of this clause shall be determined in accordance with sub-clause 7.3 hereof ; and/or

7.1.6	Apply to the Courts for the judicial auction of the Pledged Shares in accordance with Greek law.

7.2

The remedies stipulated in sub-clause 7.1 hereof, are in addition to the remedies granted to the Vendors under Greek law and, in so far as it is necessary to do so, the Pledgor authorises the Vendors to avail themselves of all and any of the above remedies in protection of their rights.

7.3

It is agreed that, in the event that the Vendors decide to exercise the rights specified in sub-clause 7.1.5 of this Agreement, the value of the Pledged Shares shall be the net asset value of the Pledged Shares obtaining on the date of the Notice of Default, as calculated in a commercially reasonable manner by a certified public accountant or a certified public accountant and auditor, appointed by the Vendors, in accordance with and on the basis of accounting principles as applied in Greece.

7.4

The Parties agree that the Pledged Shares shall be voted to ensure that the Company observes all formalities and other time limits set by Greek law in relation to the accounts of the Company in order that the Vendors’ rights hereunder shall in no way be impaired, hindered or delayed.

7.5

Notwithstanding anything stated above and notwithstanding any action taken by the Vendors to exercise their rights to sell or appropriate the Pledged Shares privately, the Vendors shall be entitled at any time to apply to the Court for the judicial sale of the Pledged Shares .

7.6

In the event that it appears, in the reasonable opinion of the Vendors, that the sale of a number of shares, not being all of the Pledged Shares, shall not result in generating proceeds equivalent to the Secured Obligations, the Vendors shall be entitled to sell all of the Pledged Shares, and this notwithstanding that the sale of all the Pledged Shares shall be at a price which exceeds the debt due. It is agreed that this remedy is being agreed between the Parties in view of the fact that all – and not only part – of the shares in the Company are being pledged hereunder.

8.	Irregularities in Other Securities – Incapacity – Indemnity

8.1

This Agreement shall not be extinguished, discharged or otherwise affected by the total or partial invalidity or unenforceability or any irregularity or defect in any security (whether by way of mortgage, hypothec, pledge, guarantee, indemnity or otherwise) the Vendors may now or at any time hold in respect of all or any of the Secured Obligations and the Pledgor and the Purchasers hereby agree to indemnify the Vendors for any such invalidity, unenforceability, irregularity or defect in accordance with the terms of this Agreement.

9.	Attorney

9.1

Subject to any limitations expressed elsewhere in this Agreement, the Pledgor and the Purchasers, by way of security in favour of the Vendors for the payment of all the Secured Obligations, irrevocably appoint the Vendors and any of its delegates or sub-delegates to be its attorney to take any action which the Pledgor and the Purchasers are obliged to take under this Agreement. The Pledgor and the Purchasers shall ratify and confirm and agree to ratify and confirm whatever any attorney does or purports to do under its appointment under this Clause. The Vendors shall not have any obligation whatsoever to exercise any of such powers hereby conferred upon them or to make any demand or any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice or take any other action whatsoever with respect to the Pledged Shares.

9.2	The power of attorney created pursuant to sub-clause 9.1 may only be exercised:

9.2.1	Following the occurrence of an Enforcement Event; and/or

9.2.2

Following material failure of the Pledgor to comply with its obligations hereunder or material failure of the Purchasers under the SSPA, or either of them, to comply with their obligations under the SSPA and the present agreement. The exercise of such power by or on behalf of the Vendors or any substitute or delegate shall not put any person dealing with the same upon any enquiry as to whether an Enforcement Event has occurred, nor shall such person be in any way affected by notice that the Enforcement Event has not occurred, and the exercise by the same of such power shall be conclusive evidence of its or his right to exercise the same.

9.2.3	The powers of attorney set out in this Clause 9 are an irrevocable mandate by way of security.

10.	Further Assurances and Agreements

10.1

The Pledgor and the Purchasers agree that at any time and from time to time upon the written request of the Vendors, or either of them, the Pledgor and the Purchasers shall promptly and duly execute and deliver to the Vendors, or either of them, any and all such further instruments and documents as the Vendors in their sole and absolute discretion may deem necessary for obtaining the full benefit of this Agreement and of the rights and powers herein granted to them.

10.2

In the event that the Vendors exercise their rights under this Agreement and the law and proceeds with the disposal of the Pledged Shares or with their appropriation and acquisition by it in settlement of the Secured Obligations due to it or part thereof, the Pledgor and the Purchasers waive any right of pre-emption in relation to such shares arising in the Memorandum or Articles of Association of the Company or otherwise.

11.	Set-off and Waiver of Rights

11.1

The Parties expressly agree that the liability of the Pledgor and the Purchasers under this Agreement shall in no way be extinguished, discharged or reduced or in any way affected by any right of set-off or counter-claim or any right whatsoever against the Vendors and the Pledgor and the Purchasers hereby expressly waive all rights (including any and all rights of action) they may have against the Vendors, until after such time as the Purchasers have paid in full the Secured Obligations to the satisfaction of the Vendors.

12.	Instructions

12.1

The Parties agree and declare that the Pledgor and the Purchasers shall procure that the Company shall act according to all and any instructions reasonably issued by the Vendors in accordance with this Agreement without the necessity or obligation to verify whether the facts stated by the Vendors, or either of them, particularly whether an Enforcement Event has or has not taken place, are correct and shall not lose the benefit of this Agreement even if the Pledgor and the Purchasers, or either of them, make any claims to the effect that the statements of the Vendors on which the Company is relying are incorrect.

13.	Certificate of Sums Due

13.1	Any certification or determination by the Vendors of a rate or amount under this Agreement will be, in the absence of manifest error, conclusive evidence of the matters to which it relates.

14.	Notices

14.1

Any notice, claim or demand required to be given or made for any purpose of or in connection with this Agreement may be given or made by sending the same by mail to the relevant address shown in this Agreement or such other address as the Party concerned shall have notified the other Parties.

15.	Notification to, Acknowledgment of, and Pledge by the Company

15.1

The Pledgor will notify the Company of the Pledge constituted by this Agreement and will request the Company, to register with effect from the Effective Date the Pledge in the Company's register of shareholders and the Company’s book of shares and on any share certificates which the Company may issue throughout the duration of this Pledge. The Pledgor and the Purchasers hereby undertake to immediately inform the Vendors in writing in the event of any new shares being issued in the capital of the Company and further agree and undertake to pledge such new shares in the Company in favour of the Vendors in accordance with the procedure set out herein.

15.2

The Company appears on and signs this Agreement inter alia in order to, and does hereby through executingthis Agreement, acknowledge receipt without reservation of the notice of Pledge effected by the Pledgors to it by means of sub-clause 15.1 hereof.

15.3	The acknowledgement referred to in sub-clause 15.2 is granted by the Company for the benefit of the Vendors.

15.4	By signing this Agreement, the Company also:

15.4.1	Confirms that it shall make a note of the Pledge in its Register of Shareholders and in the book of shares on the Effective Date;

15.4.2	Binds itself for the benefit of the Vendors to act in accordance with the terms of the Pledge;

15.4.3	Acknowledges that the share certificates in respect of the Pledged Shares shall be delivered to the Vendors in accordance with the terms of this Agreement;

15.4.4

Undertakes for the benefit of the Vendors not to pay out any monies other than in accordance with this Agreement and, whenever the Company is required to carry out any act which has been imposed on the Pledgor in this Agreement, the Company shall carry out such act in accordance with this Agreement;

15.4.5	Undertakes that it shall not alienate or dispose of, in any manner whatsoever, any of its assets without the prior written consent thereto of the Vendors; and

15.4.6

Recognises that after an Enforcement Event, the Vendors may carry out acts against the wishes of the Pledgor and the Purchasers and confirms that the Vendors shall be treated as a member of the Company in terms of this Agreement.

15.5

The Pledgor, the Purchasers and the Company declare that on the Effective Date, the Pledge notification and acknowledgement referred to in sub-clauses 15.1 and 15.2 hereof shall be deemed to have been duly given, and each of them agrees that no further action is necessary on the part of the others in order to comply with the terms hereof and all applicable legislative requirements.

15.6	The Pledgor and the Purchasers hereby undertake to procure that the Company fully complies with provisions of sub-clauses 15.1 – 15.5 hereof.

16.	Severance and Modification of Clauses

16.1

If any of the clauses or part thereof of this Agreement is or becomes invalid or unenforceable for any reason whatsoever, the validity of the remaining clauses or part thereof shall not in any way be affected or impaired.

16.2

If any invalid or unenforceable clause or part thereof of this Agreement would be enforceable or be valid if its form or effect were modified in any way, it shall be deemed to have the modified form or effect provided that the Vendors give their consent.

17.	Governing Law and Jurisdiction

17.1	This Agreement shall be governed by and construed in accordance with the laws of Greece.

17.2

The Parties agree that the Courts of Greece have jurisdiction to settle any disputes in connection herewith and, accordingly, the Parties submit to the jurisdiction of such Courts. The Pledgor and the Purchasers waive any objection to the Greek Courts on grounds of forum non conveniens or otherwise as regards proceedings in connection herewith and agree that a judgement or order of any such Courts shall be conclusive and binding on the Parties and may be enforced against the Parties in the courts of any other jurisdiction.

17.3

Nothing in this Agreement limits the right of the Vendors to bring proceedings against the Pledgor and the Purchasers in any other Court of competent jurisdiction or concurrently in more than one jurisdiction.

18.	Miscellaneous

18.1	All rights and obligations deriving from this Agreement bind all the Parties and their successors.

18.2	The Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts (including fax copies) were on a single copy of the Agreement.

IN WITNESS WHEREOF, the Parties have caused this Pledge of Shares Agreement to be executed by their duly authorized representatives as of the date first indicated above.

For and on behalf of

Sinsin Solar Capital

Limited Partnership

For and on behalf of

Sinsin Europe Solar Asset

Limited Partnership

/s/ Dejun Ye

__________________________

For and on behalf of

SPI China (HK) Limited

/s/ Xiahou Min

__________________________

For and on behalf of

Solar Power Inc.

/s/ Xiahou Min

__________________________

For and on behalf of

Veltimo Limited Cyprus

/s/ signature illegible

__________________________

For and on behalf of

Astraios Energy SA

/s/ signature illegible

__________________________

ANNEX 1

Annotation to Pledge in The Share Certificates (as applicable)

“These shares have been pledged in favour of Sinsin Europe Solar Asset Limited Partnership, a limited liability partnership registered in the Cayman Islands, bearing registration number 70887, and having its registered address situated at Suite 716, 10 Market Street, Grand Cayman KY1-9006, Cayman Islands.”

OR

“These shares have been pledged in favour of Sinsin Solar Capital Limited Partnership, a limited liability partnership registered in the Cayman Islands, bearing registration number 70738, and having its registered address situated at Suite 716, 10 Market Street, Grand Cayman KY1-9006, Cayman Islands.”